Exhibit 3.1

Amended and Restated Audit Committee Charter

PUDA COAL, INC.

(Adopted by the Board of Directors at a meeting held on September 15, 2009)

I.            General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Puda Coal, Inc. (the “Company”) are to:

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assist the Board of Directors (the “Board”) in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent auditors, and (4) the performance of the Company’s internal audit function; and

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.           Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom shall satisfy the independence requirements established by the for listing on the exchange.  Each member of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment.  One or more members of the Audit Committee may qualify as an “audit committee financial expert” under the rules promulgated by the SEC.  At least one member of the Audit Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause.  Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee.  Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board.  The Board shall designate one member of the Audit Committee to be Chairman of the committee.

No member of the Audit Committee may simultaneously serve on the audit committee of more than five (5) issuers having securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

III.         Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company.  A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.         Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly.  A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting.  In lieu of a meeting, the Audit Committee may act by unanimous written consent.  The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

Periodically, the Audit Committee shall also meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

V.           Responsibilities and Authority

A.           Review of Charter

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The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

B.           Annual Performance Evaluation of the Audit Committee

•	At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

C.	Matters Relating to Selection, Performance and Independence of Independent Auditors

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The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditors engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.  The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

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The Audit Committee shall be directly responsible for oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditors that the independent auditors shall report directly to the Audit Committee.

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The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (the “PCAOB”)) to be provided to the Company by the independent auditors; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.  This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

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The Audit Committee shall (1) request that the independent auditors provide the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (“Rule 3526”), (2) require that the independent auditors submit to the Audit Committee at least annually a formal written statement describing all relationships between the independent auditors or any of its affiliates and the Company or persons in financial reporting oversight roles at the Company that might reasonably be thought to bear on the independence of the independent auditors, (3) discuss with the independent auditors the potential effects of any disclosed relationships or services on the objectivity and independence of the independent auditors, (4) require that the independent auditors provide to the Audit Committee written affirmation that the independent auditor is, as of the date of the affirmation, independent in compliance with PCAOB Rule 3520 and (5) based on such disclosures, statement, discussion and affirmation, take or recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.  In addition, before approving the initial engagement of any independent auditor, the Audit Committee shall receive, review and discuss with the audit firm all information required by, and otherwise take all actions necessary for compliance with the requirements of, Rule 3526. References to rules of the PCAOB shall be deemed to refer to such rules and to any substantially equivalent rules adopted to replace such rules, in each case as subsequently amended, modified or supplemented.

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The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board.  As part of such evaluation, at least annually, the Audit Committee shall:

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obtain and review a report or reports from the independent auditors describing (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to address any such issues, and (3) in order to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;

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review and evaluate the performance of the independent auditors and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditors’ audit staff); and

•	assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors of the independent auditors’ performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•	The Audit Committee shall set clear policies with respect to the potential hiring of current or former employees of the independent auditors.

D.           Audited Financial Statements and Annual Audit

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The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditors and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

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The Audit Committee shall meet to review, and shall discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditors, the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee must review:

(i)
any analyses prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.  The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditors.  The Audit Committee may also consider other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

(ii)	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)
major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(iv)	the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

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The Audit Committee shall review and discuss with the independent auditors (outside of the presence of management) how the independent auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the independent auditors that Section 10A(b) of the Exchange Act has not been implicated.

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The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto.  This review shall include (1) any difficulties encountered by the independent auditors in the course of performing their audit work, including any restrictions on the scope of their activities or their access to information, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.  This review may also include:

(i)	any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise);

(ii)	any communications between the independent auditors’ audit staff and the independent auditors’ national office regarding auditing or accounting issues presented by the engagement; and

(iii)	any management or internal control letter issued, or proposed to be issued, by the independent auditors.

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The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by the independent auditors pursuant to Section 10A(k) of the Exchange Act.

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If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

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Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditors of the matters required to be discussed by SAS 61, and (3) with the independent auditors concerning the independent auditors’ independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

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The Audit Committee shall prepare the Audit Committee report required by Item 407(d) of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

E.           Internal Auditors

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At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan.  Such evaluation may include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

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In connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

F.           Unaudited Quarterly Financial Statements

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The Audit Committee shall meet to review, and shall discuss with management and the independent auditors, in each case prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditors pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

G.           Earnings Press Releases

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The Audit Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).

H.           Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

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In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

I.            Procedures for Addressing Complaints and Concerns

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The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

J.           Regular Reports to the Board

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The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

K.           Legal and Regulatory Compliance

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The Audit Committee shall discuss with management and the independent auditors and review with the Board the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements.  After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

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The Audit Committee shall discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

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The Audit Committee shall inquire of management and the independent auditors as to whether, in the preparation or review of the audited financial statements and the quarterly financial statements, management or the independent auditors have any significant concerns regarding the Company’s qualification as a real estate investment trust, under the applicable provisions of the federal tax laws.

•	The Audit Committee shall review and approve all related party transactions of the Company in accordance with the policies of the Company in effect from time to time.

VI.          Additional Authority

Audit Committee is authorized, on behalf of the Board, to do any of the following:

A.           Engagement of Advisors

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The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.           General

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The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, except to the extent prohibited under NYSE Section 303A.07.

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

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In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditors and such experts, advisors and professionals as may be consulted with by the Audit Committee.

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The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP.  Such responsibilities are the duty of management and, to the extent of the independent auditors’ audit responsibilities, the independent auditors.  In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations.